                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): November 17, 2000

                           MAGNA ENTERTAINMENT CORP.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                      Delaware, United States of America
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

       000-30578                                       98-0208374
-------------------------------------     --------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


            337 Magna Drive, Aurora, Ontario, Canada        L4G 7K1
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices)       (Zip Code)


                                (905) 726-2462
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if changed since Last Report)




ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial statements of businesses acquired.

                        Report of Independent Auditors


The Management Committee
 Bay Meadows Operating Company, LLC
 and Bay Meadows Catering

We have audited the accompanying combined balance sheets of Bay Meadows Operating Company, LLC and Bay Meadows Catering (collectively the "Companies") as of November 17, 2000 (Disposition Date) and December 31, 1999 and 1998, and the related combined statements of income, equity, and cash flows for the periods from January 1, 2000 through November 17, 2000, from February 1, 1999 through December 31, 1999, from January 1, 1999 through January 31, 1999, and for the year ended December 31, 1998. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at November 17, 2000 and December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the periods from January 1, 2000 through November 17, 2000 (Disposition Date), from February 1, 1999 through December 31, 1999, from January 1, 1999 through January 31, 1999, and for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.



(signed) Ernst & Young LLP

San Francisco, California
December 22, 2000

                    Bay Meadows Operating Company, LLC and
                             Bay Meadows Catering

                            Combined Balance Sheets

                                                        November 17,  December 31,  December 31,
                                                                2000          1999          1998
------------------------------------------------------------------------------------------------
Assets
Current assets:
Cash and cash equivalents                               $     83,200  $  1,469,700  $  1,452,000
Amounts held on deposit for Thoroughbred
   horse owners                                                   --       221,700       112,000
Accounts receivable, net of allowance
 for doubtful accounts of $68,700 in 2000
 (1999 - $56,500; 1998 - $45,000)                          4,339,000     2,027,400     1,766,000
Due from affiliates                                               --       807,000        65,000
Prepaid expenses and other current assets                    376,400       244,500       191,000
------------------------------------------------------------------------------------------------
Total current assets                                       4,798,600     4,770,300     3,586,000
Racetrack property improvements and equipment, net         1,545,900     8,161,300     4,217,000
Other assets                                                  49,800       148,000       175,000
------------------------------------------------------------------------------------------------
Total assets                                            $  6,394,300  $ 13,079,600  $  7,978,000
------------------------------------------------------------------------------------------------

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities                $  3,861,600  $  2,286,300  $  2,327,000
Due to Thoroughbred horse owners                                  --       221,700       150,000
Due to affiliates                                             27,400            --     1,626,000
Uncashed pari-mutuel tickets and vouchers                    707,700       503,300       260,000
Other liabilities                                            517,500       165,600        23,000
------------------------------------------------------------------------------------------------
Total current liabilities                                  5,114,200     3,176,900     4,386,000
------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 3, 8 and 9)

Equity:
Common Stock, $100 par value--authorized 250 shares,
 issued and outstanding 250 shares                            25,000        25,000        25,000
Members' interest and retained earnings                    1,255,100     9,877,700     3,567,000
------------------------------------------------------------------------------------------------
Total equity                                               1,280,100     9,902,700     3,592,000
------------------------------------------------------------------------------------------------
Total liabilities and equity                            $  6,394,300  $ 13,079,600  $  7,978,000
------------------------------------------------------------------------------------------------

See accompanying notes to the combined financial statements.

                    Bay Meadows Operating Company, LLC and
                             Bay Meadows Catering

                         Combined Statements of Income

                                                                       For the periods from
                                                -------------------------------------------------------------------
                                                  January 1,    January 1,   February 1,   January 1,    January 1,
                                                2000 through  1999 through  1999 through  1999 though  1998 through
                                                November 17,  December 31,  December 31,  January 31,  December 31,
                                                        2000          1999          1999         1999          1998
-------------------------------------------------------------------------------------------------------------------
Operating revenues:
Pari-mutuel revenues                             $19,183,600   $18,675,900   $17,072,900   $1,603,000   $17,848,000
Producer fees                                        250,000       249,800       218,800       31,000       686,000
Admissions                                         1,725,900     1,816,000     1,693,000      123,000     1,892,000
Catering operations                                3,322,000     3,309,300     3,141,300      168,000     3,438,000
Parking                                              767,400       805,600       745,600       60,000       859,000
Programs                                           1,783,200     2,035,300     1,861,300      174,000     1,866,000
Rental revenues                                    2,052,100     2,520,700     2,420,700      100,000     1,333,000
Other operating revenues                             755,800       896,500       796,500      100,000       801,000
-------------------------------------------------------------------------------------------------------------------
                                                  29,840,000    30,309,100    27,950,100    2,359,000    28,723,000
-------------------------------------------------------------------------------------------------------------------

Operating expenses:
Salaries, wages, benefits, and
 other payroll-related expenses                   11,687,100    11,779,900    10,799,900      980,000    10,712,000
Rental of facilities and equipment                    14,800     1,918,300     1,487,300      431,000     5,237,000
Operating and maintenance services                 4,337,000     4,744,500     4,270,500      474,000     5,253,000
Cost of catering                                   1,291,100     1,133,400     1,078,400       55,000     2,412,000
Depreciation and amortization                        985,200     1,211,400     1,141,400       70,000       699,000
Advertising and public relations                   1,199,500     1,061,200       930,200      131,000     1,100,000
General and administrative                         1,184,900     1,372,200     1,270,200      102,000     1,020,000
Other operating expenses                              83,800        88,400        81,400        7,000        96,000
-------------------------------------------------------------------------------------------------------------------
                                                  20,783,400    23,309,300    21,059,300    2,250,000    26,529,000
-------------------------------------------------------------------------------------------------------------------
Income from operations                             9,056,600     6,999,800     6,890,800      109,000     2,194,000
Other income and expenses - net                      173,900       122,800       115,800        7,000        58,000
-------------------------------------------------------------------------------------------------------------------
Income before provision for federal and
 state income taxes                                9,230,500     7,122,600     7,006,600      116,000     2,252,000
Provision for federal and state income taxes              --            --            --           --            --
-------------------------------------------------------------------------------------------------------------------
Net income                                       $ 9,230,500     7,122,600   $ 7,006,600   $  116,000   $ 2,252,000
-------------------------------------------------------------------------------------------------------------------

See accompanying notes to the combined financial statements.

                    Bay Meadows Operating Company, LLC and
                             Bay Meadows Catering

                         Combined Statements of Equity

  For the year ended December 31, 1998, and the periods from January 1, 1999 through January 31, 1999, February 1, 1999 through December 31, 1999, and
         January 1, 2000 through November 17, 2000 (Disposition Date)


                                                 Members'
                                             Interest and
                                    Common       Retained          Total
                                     Stock       Earnings         Equity
------------------------------------------------------------------------

Balance at January 1, 1998          $25,000  $  1,315,000   $  1,340,000
 Distributions                           --            --             --
 Net income                              --     2,252,000      2,252,000
------------------------------------------------------------------------
Balance at December 31, 1998         25,000     3,567,000      3,592,000
 Distributions                           --            --             --
 Net income                              --       116,000        116,000
------------------------------------------------------------------------
Balance at January 31, 1999          25,000     3,683,000      3,708,000
 Purchase accounting adjustment          --     6,963,900      6,963,900
 Distributions                           --    (7,775,800)    (7,775,800)
 Net income                              --     7,006,600      7,006,600
------------------------------------------------------------------------
Balance at December 31, 1999         25,000     9,877,700      9,902,700
 Distributions                           --   (12,200,000)   (12,200,000)
 Distribution of fixed assets            --    (5,653,100)    (5,653,100)
 Net income                              --     9,230,500      9,230,500
------------------------------------------------------------------------
Balance at November 17, 2000        $25,000  $  1,255,100   $  1,280,100
------------------------------------------------------------------------

See accompanying notes to the combined financial statements.

                    Bay Meadows Operating Company, LLC and
                             Bay Meadows Catering

                       Combined Statements of Cash Flows

                                                                              For the periods from
                                                   ----------------------------------------------------------------------------
                                                     January 1,     January 1,     February 1,      January 1,       January 1,
                                                   2000 through   1999 through    1999 through     1999 though     1998 through
                                                   November 17,   December 31,    December 31,     January 31,     December 31,
                                                           2000           1999            1999            1999             1998
-------------------------------------------------------------------------------------------------------------------------------
Operating activities:
Net income                                         $  9,230,500   $ 7,122,600     $ 7,006,600      $   116,000     $  2,252,000
Adjustments to reconcile net income to
cash provided by operating activities:
 Depreciation and amortization                          985,200     1,211,400        1,141,400          70,000          699,000
 Loss on disposal of assets                              12,000        16,700           16,700              --           76,000
Changes in operating assets and liabilities:
 Decrease (increase) in accounts receivable          (2,311,600)     (261,400)       1,390,600      (1,652,000)         360,000
 Decrease (increase) in prepaid expenses and
  other current assets                                 (131,900)      (53,500)         (78,500)         25,000          167,000
 Decrease (increase) in other assets                     98,200        27,000           25,000           2,000          (29,000)
 Increase (decrease) in due to/from affiliates          834,400      (312,000)        (632,000)        320,000       (1,704,000)
 Increase (decrease) in accounts payable
  and accrued liabilities                             1,575,300        28,600       (1,278,400)      1,307,000          770,000
 Increase in amounts held/due to Thouroughbred
  horse owners                                               --       (38,000)              --         (38,000)          44,000
 Increase in uncashed pari-mutuel tickets and
  vouchers                                              204,400       243,300           21,300         222,000         (466,000)
 Increase (decrease) in other liabilities               351,900       142,600         (134,400)        277,000          (96,000)
-------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities            10,848,400     8,127,300        7,478,300         649,000        2,073,000
-------------------------------------------------------------------------------------------------------------------------------
Investing activities:
Purchase of racetrack property
 improvements and equipment                             (66,000)     (363,400)        (266,400)        (97,000)      (1,899,000)
Proceeds from sale of racetrack property
 improvements and equipment                              31,100        29,600           29,600              --            3,000
-------------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities     (34,900)     (333,800)        (236,800)        (97,000)      (1,896,000)
-------------------------------------------------------------------------------------------------------------------------------
Financing activities:
Distributions                                       (12,200,000)   (7,775,800)      (7,775,800)             --               --
Advances from affiliates                                     --            --               --              --        2,360,000
Payments on advances from affiliates                         --            --               --              --       (2,513,000)
-------------------------------------------------------------------------------------------------------------------------------
Net cash used in financing activities               (12,200,000)   (7,775,800)      (7,775,800)             --         (153,000)
-------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents     (1,386,500)       17,700          534,300         552,000           24,000
Cash and cash equivalents, beginning of period        1,469,700     1,452,000        2,004,000       1,452,000        1,428,000
-------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period           $     83,200     1,469,700     $  1,469,700     $ 2,004,000     $  1,452,000
-------------------------------------------------------------------------------------------------------------------------------
Noncash investing activities:
Distribution of racetrack property improvements
 and equipment to parent company                   $  5,653,100            --               --              --               --
Fair value increment to racetrack property and
 improvements and equipment at Acquisition Date              --   $ 4,838,600     $  4,838,600              --               --
-------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to the combined financial statements.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

                     Notes to Combined Financial Statements

   For the year ended December 31, 1998, and the periods from January 1, 1999 through January 31, 1999, February 1, 1999 through December 31, 1999, and
          January 1, 2000 through November 17, 2000 (Disposition Date)

1. Business and Accounting Policies

Business

Bay Meadows Operating Company, LLC ("BMOC") is a Delaware limited liability company. BMOC was formed on July 1, 1997 (Inception), and is engaged primarily in operating the Bay Meadows racetrack for Thoroughbred horse racing, the conduct of which is subject to the licensing provisions of the California Horse Racing Board ("CHRB"). The Bay Meadows racetrack is located in San Mateo, California. Bay Meadows Catering ("BMC") is a California corporation formed in 1965 and provides the food and beverage service to the Bay Meadows racetrack. BMOC and BMC are referred to, collectively, as the "Companies."

For the period from January 1, 1998 through to January 31, 1999, Wyndham International Operating Partnership ("Wyndham") and Patriot Holding LLC were 99% and 1% members, respectively of BMOC. Also during this period, BMC was owned 100% by Wyndham.

On February 1, 1999 ("Acquisition Date"), BMOC Acquisitions XIV, LLC, a newly formed Delaware limited liability company, purchased all membership interests in BMOC and all of the capital stock in BMC for a purchase price of $10,671,900 of which $2,003,900 represented net cash acquired at the Acquisition Date.

The acquisition was accounted for under the purchase method of accounting, accordingly, the assets and liabilities of BMOC and BMC were recorded at their fair market value as of February 1, 1999. A complete change in accounting basis was appropriate given the change in control of voting interests. The financial statements for periods subsequent to February 1, 1999 present the financial position of the Companies and its results of operations after the allocation of the purchase price relating to the BMOC Acquisitions XIV, LLC acquisition. The accompanying financial statements for the periods prior to and including January 31, 1999 do not include the effects of the above purchase accounting adjustments.

On November 17, 2000, Magna Entertainment Corporation, a publicly traded Delaware company, purchased all membership interests in BMOC and all of the capital stock in BMC for a purchase price of $24,100,000.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


1. Business and Accounting Policies (continued)

In order to conduct a Thoroughbred horse racing meet and to act as a satellite facility, BMOC needs to secure, on an annual basis, a license from the CHRB. The issuance of this license to BMOC is essential for it to continue to conduct Thoroughbred horse racing meets at Bay Meadows racetrack. Although BMOC has received its license for the 2000 race meet, there is no assurance that BMOC will continue to receive this annual license. Bay Meadows has been granted an annual license each year since 1934.

Thoroughbred horse racing is highly regulated by state law, and the number of days available for racing in Northern California is within the discretion of the CHRB, but subject to a maximum number established by statute. There is no assurance that competition for racing days will not affect the allocation of racing days to BMOC in the future.

Basis of Presentation

The accompanying combined financial statements include the accounts of the Companies and all intercompany transactions have been eliminated in combination.

Operating Revenues and Costs

The Companies record operating revenues associated with Thoroughbred horse racing (including food and beverage operations) at the Bay Meadows racetrack on a daily basis, except for season admission tickets, which are recorded ratably over the racing season. Costs and expenses associated with Thoroughbred horse racing revenues are charged to operations in those periods in which the Thoroughbred horse racing revenues are recognized. Other costs and expenses are recognized as they actually occur throughout the year.

Income Taxes

BMOC, as a limited liability company, is treated as a partnership for income tax purposes; therefore, BMOC does not provide for income taxes since all results of operations flow through to its members for inclusion in their tax returns.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


BMC provides for income taxes under the provisions of Financial Accounting Standards ("FAS") No. 109 "Accounting for Income Taxes". This statement requires an asset and liability based approach in accounting for income taxes.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


1. Business and Accounting Policies (continued)

Cash and Cash Equivalents

For purposes of combined financial statement presentation, the Companies consider all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

Amounts Held on Deposit for Thoroughbred Horse Owners

Amounts held on deposit for Thoroughbred horse owners (and the corresponding liability) represent purses, net of entry fees, collected by BMOC and placed on deposit for the benefit of certain Thoroughbred owners. These amounts and a portion of the interest earned on these amounts, both of which are not available for BMOC's purposes, are the property of such Thoroughbred owners and are physically segregated in accordance with an agreement between the owners and BMOC.

Advertising

Advertising costs are expensed as incurred.

Inventory

BMC inventory is recorded at the lower of cost or market and is included in other assets. At November 17, 2000, inventory totaled $80,000 (December 31, 1999 - $76,700; December 31, 1998 - $67,000).

Concentrations of Credit Risks

Financial instruments which potentially subject the Companies to concentrations of credit risk are primarily cash investments and receivables. The Companies place their cash in institutions, which limit the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the numbers of satellite locations and Bay Meadows group event patrons.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


1. Business and Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.


2. Racetrack Property and Equipment

BMOC recorded racetrack property improvements at their estimated market value at Inception; BMC equipment was recorded at cost. For the period from Inception through January 31, 1999, additions acquired were recorded at cost. Racetrack property improvements were amortized using the straight line method over the lesser of the remaining lease term or the estimated useful lives of the improvements (see Note 4 for discussion of leasing contract). Depreciation was calculated using the straight-line method over the estimated useful lives of the equipment, ranging from three to seven years.

The Companies' racetrack property improvements and equipment were recorded at their estimated fair market value at the Acquisition Date. Additions acquired subsequent to the Acquisition Date are recorded at cost. Racetrack property improvements are depreciated using the straight-line method over the 15 year estimated useful life of the improvements. Equipment is depreciated using the straight-line method over the estimated useful lives, ranging from three to seven years.

Racetrack property improvements and equipment consist of the following:


                                   November 17,   December 31,   December 31,
                                           2000           1999           1998
-----------------------------------------------------------------------------
Racetrack property improvements     $        --    $ 6,559,900    $ 2,466,000
Equipment                             2,609,200      2,736,700      3,378,000
-----------------------------------------------------------------------------
                                      2,609,200      9,296,600      5,844,000
Less accumulated depreciation        (1,063,300)    (1,135,300)    (1,627,000)
-----------------------------------------------------------------------------
                                    $ 1,545,900    $ 8,161,300    $ 4,217,000
-----------------------------------------------------------------------------

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


2. Racetrack Property and Equipment (continued)

The Companies evaluates their racetrack property improvements and equipment in accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (FAS 121). FAS 121 requires that when events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable, companies should evaluate the need for an impairment write-down. Management believes that no impairment of long-lived assets has occurred as of November 17, 2000, since management's estimate of undiscounted cash flows to be generated from future Thoroughbred horse racing activities at the Bay Meadows race track are in excess of the carrying value of the Companies' racetrack property improvements and equipment as of November 17, 2000.


The estimation process involved in the determination of future undiscounted cash flows is inherently uncertain since it requires estimates as to future events and conditions. Management's future cash flow estimates assume the continuation of Thoroughbred horse racing activities at the Bay Meadows racetrack. Should such horse racing activities be discontinued, the fair value of the racetrack property improvements and equipment could be impaired and the amount of the impairment could be material.

3. Operating Lease

BMOC entered into an operating lease for two starting gates with an unrelated third party commencing on January 22, 1998, with a term covering the 2000 racing season, with no option to extend. The lease term specifies that BMOC leases the gates only on live racing days, and that the lessor can remove the gates on non-live racing days. Rent per racing day for the period ended November 17, 2000, totaled $325 (1999 - $325; 1998 - $300). For the period January 1, 2000 to
November 17, 2000, BMOC incurred $34,450 (for the period from February 1, 1999 through December 31, 1999 - $30,450; for the period from January 1, 1999 through January 31, 1999 - $2,700; and for the year ended December 31, 1998 - $31,000) in starting gate lease expense, all of which was paid. Starting gate lease expense is included in operating and maintenance services.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


4. Related-Party Transactions

[a] For the period from January 1, 1998 through January 31, 1999

    From time to time, Wyndham and certain of its affiliates provided working capital and capital improvement advances to the Companies to meet the operational needs in the off-season. Payables to affiliates at December 31, 1998 represent such amounts advanced, do not bear interest, and are due on demand.

    BMOC leased the race track facilities, including the grandstand and race track, from Patriot Racetrack Land LLC ("Patriot Racetrack"), an affiliate of Wyndham. Pursuant to the terms of the lease agreement, which commenced on July 1, 1997 and contracted to expire on June 29, 2004, Patriot Racetrack received the greater of (i) $1,000,000 annually or (ii) the sum of (1) a percentage amount calculated as follows: 1% (for the period from July 1, 1997 through March 31, 2001) or .6% (for the period from April 1, 2001 through June 29 2004) of the on-track racing handle at BMOC and at guest locations that constitute part of the Northern California Satellite Network; plus (2) the applicable percentage following of all racing handle at BMOC on live races conducted at a Northern California race track or at a California race track conducting harness or quarter horse races at night; the percentages shall be 1%, .85%, .4%, .5% and .25% for the periods July 1, 1997 through March 31, 1999, April 1, 1999 through March 31, 2000, April 1, 2000 through March 31, 2001, April 1, 2001 through March 31, 2001, and April 1, 2002 though March 29, 2004, respectively.

    Rent of $500,000 was due on December 10 of each year, with the balance payable by April 30 of the following year. For year ended December 31, 1998, BMOC incurred $2,039,000 (for the month ended January 1999 - $159,000) of rent expense on the race track facilities, all of which was paid. At December 31, 1998, BMOC had a prepaid rent amount of $440,000, which is offset against payable to affiliates. At Acquisition Date, this lease was cancelled.

    BMOC also leased the land under the race track facilities from Patriot Racetrack, which commenced on July 1, 1997 and expired June 29, 2004. Rent expense of $3,188,000 associated with the land lease was incurred in 1998, all of which was paid.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


4. Related-Party Transactions (continued)

[b] For the period from February 1, 1999 (Acquisition Date) through November 17,
    2000 (Disposal Date)

    BMOC leased the land under the racetrack facilities from PW Acquisitions IV, LLC an affiliate of the Companies. The lease agreement was assumed at the Acquisition Date and was subsequently terminated on July 7, 1999. Rent expense of $1,474,200 was incurred and paid from February 1, 1999 to the lease termination date of July 7, 1999, all of which is included in rental of facilities and equipment. Subsequent to July 7, 1999, BMOC has not incurred rent expenses for its use of the Bay Meadows racetrack.

    Due from affiliates represents reimbursements due to BMOC from Northern California Off-Track Wagering, Inc. ("NCOTWINC") related to vanning and stabling expenses and the distribution of excess revenue over expenses.

    Due to affiliates represents amounts due to NCOTWINC.

5. Satellite Wagering

On June 30, 1992, NCOTWINC was incorporated as a closely held corporation to operate the Satellite Wagering System. BMOC holds 25% of the outstanding shares of NCOTWINC at a cost of $48,000 that is included in other assets. BMOC's investment in NCOTWINC is accounted for under the cost basis of accounting. NCOTWINC does not generate revenues, but rather receives statutory amounts based on handle from its host shareholders for operating expenses that it incurs on their behalf to conduct satellite wagering. The statutory distribution from BMOC to NCOTWINC totaled $4,989,091 for the period from January 1, 2000 to November 17, 2000 (for the period from February 1, 1999 through December 31, 1999 - $4,469,600; for the month ended January 31, 1999 -$414,661; and for the year ended December 31, 1998 - $3,629,000) for satellite wagering expenses. These distributions have been offset against pari-mutuel revenues.

BMOC recorded $350,091 for the period from January 1, 2000 through November 17, 2000 (for the period from February 1, 1999 through December 31, 1999 - $324,300; for the month ended January 31, 1999 - $41,184; and for the year ended December 31, 1998 -

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


$44,000) as other operating revenues, which represents distributions due to excess revenue generated over expenses incurred by NCOTWINC.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


6. Income Taxes

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred tax assets are recorded to reflect deductible temporary differences and operating loss and tax credit carryfowards while deferred tax liabilities are recorded to reflect taxable temporary differences.

At November 17, 2000, BMC has a net operating loss carryforward for federal income tax purposes of approximately $248,000, of which approximately $62,000 expires in 2012 and $186,000 expires in 2020. In addition, as of November 17, 2000, BMC has a state net operating loss carry forward of approximately $102,000 expiring in 2010. For financial reporting purposes, a valuation allowance of $89,000 has been recognized to offset the deferred tax assets related to those carryforwards. Significant components of BMC's deferred tax asset are as follows:


                                           November 17,   December 31,   December 31,
                                                   2000           1999           1998
-------------------------------------------------------------------------------------
Current
Federal net operating loss carryforward        $ 80,000       $ 63,900       $ 73,000
State net operating loss carryforward             9,000          8,000             --
-------------------------------------------------------------------------------------
                                                 89,000         71,900         73,000
Less valuation allowance                        (89,000)       (71,900)       (73,000)
-------------------------------------------------------------------------------------
                                               $     --       $     --       $     --
-------------------------------------------------------------------------------------

7. Pension Plans

The Companies contribute to several multi-employer defined benefit pension plans for union employees and to the California Race Track Pension Plan for nonunion employees. The total expense under these plans was $700,900 for the period from January 1, 2000 through November 17, 2000 (for the period from February 1, 1999 through December 31, 1999 - $759,900; for the month ended January 31, 1999 - $95,000; and for the year ended December 31, 1998 - $872,000). Pension costs are funded currently.

Information about the accumulated plan benefits and plan net assets relative to the participation of the Companies in the various plans has not been separately determined.

                     Bay Meadows Operating Company, LLC and
                              Bay Meadows Catering

               Notes to Combined Financial Statements (continued)


8.  Union Contracts

The following is a list of the union contracts that are scheduled to be renegotiated during 2001:

International Brotherhood of Electrical Workers, Local #617
International Brotherhood of Teamsters, Local #495

Certain of the Companies' employees are members of unions. These unions provide services for pari-mutuel wagering, building maintenance and racing officials and comprise 2% of the Companies' total workforce during live race days. Management expects to renew the union contracts when they become due in the normal course of business.

9.  Commitments and Contingencies

As a result of the purchase of the Companies by Magna Entertainment Corporation, the Companies' accounting for certain of its health and welfare benefits has come into question. The Companies do not believe any additional commitment exists beyond that recorded in its financial statements, and any additional commitment, if actualized, would not have a material effect on the 2000 combined financial statements.

In the ordinary course of business, the Companies are involved as plaintiff or defendant in various legal proceedings and are subject to regulation by various government agencies with respect to environmental and other laws. The claims and counterclaims in such litigation, including those for punitive damages, individually in certain cases and in the aggregate, involve amounts which may be material. However, it is the opinion of the Companies' management, based in part upon the advice of legal counsel, that the ultimate resolution of pending litigation or administrative proceedings will not be material in relation to the Companies' combined financial position and results of operations.


(b) Pro forma financial information.

MAGNA ENTERTAINMENT CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME
(LOSS)
For the year ended December 31, 1999
[Unaudited]
[U.S. dollars in thousands, except per share information]




                                                     Magna                           Gulfstream                       Remington
                                                 Entertainment      Gulfstream      Adjustments       Remington      Adjustments
                                                      Corp.       (note 2(a)(i))   (note 2(a)(ii)   (note 2(b)(i))  (note 2(b)(ii)
----------------------------------------------------------------------------------------------------------------------------------
Revenue
   Racetrack
    Wagering, net of purses                             48,404            21,477                             9,604
    Non-wagering                                        31,022             2,553                             2,878
   Real estate
    Gain on disposal of real estate property               628
    Rental and other                                    19,370
-----------------------------------------------------------------------------------------------------------------------------------
                                                        99,424            24,030                -           12,482               -
-----------------------------------------------------------------------------------------------------------------------------------

Costs and expenses
   Racetrack costs and expenses                         69,289            13,614                            12,541
   Real estate costs and expenses                       19,904                 -
   Predevelopment and other costs                          454                 -
   Depreciation and amortization                         7,924             1,292            2,400              563              79
   Interest expense (income), net                         (920)            2,041           (1,980)            (116)
-----------------------------------------------------------------------------------------------------------------------------------
                                                        96,651            16,947              420           12,988              79
-----------------------------------------------------------------------------------------------------------------------------------

   Income (loss) before income taxes                     2,773             7,083             (420)            (506)            (79)
   Income tax provision (benefit)                        2,835             2,810             (167)                            (205)
-----------------------------------------------------------------------------------------------------------------------------------
   Net income (loss)                                       (62)            4,273             (253)            (506)            126
   Other comprehensive loss:

    Foreign currency translation adjustment             (7,493)
-----------------------------------------------------------------------------------------------------------------------------------
   Comprehensive income (loss)                          (7,555)            4,273             (253)            (506)            126
-----------------------------------------------------------------------------------------------------------------------------------

   Basic and diluted earnings per share of
    Class A Subordinate Voting and Class B
    Stock and Exchangeable Shares                            -
-----------------------------------------------------------------------------------------------------------------------------------

   Average number of shares of Class A
    Subordinate Voting and Class B Stock
    and Exchangeable Shares outstanding
    during the period [in thousands]:

      Basic and diluted                                 78,686
-----------------------------------------------------------------------------------------------------------------------------------




                                                                    Thistledown      Golden         Golden Gate
                                                   Thistledown      Adjustments       Gate          Adjustments      Bay Meadows
                                                 (note 2(c)(i))   (note 2(c)(ii))  (note 2(d)(i))   (note 2(d)(ii)) (note 2(c)(i))
-----------------------------------------------------------------------------------------------------------------------------------
Revenue
   Racetrack
    Wagering, net of purses                              11,250                            17,421                           18,676
    Non-wagering                                          4,418                             8,154                           11,633
   Real estate
    Gain on disposal of real estate property
    Rental and other
-----------------------------------------------------------------------------------------------------------------------------------
                                                         15,668                 -          25,575                 -         30,309
-----------------------------------------------------------------------------------------------------------------------------------

Costs and expenses
   Racetrack costs and expenses                          14,059                            21,205              (285)        21,975
   Real estate costs and expenses
   Predevelopment and other costs                                                                                                -
   Depreciation and amortization                          1,249               181           2,309             1,105          1,211
   Interest expense (income), net                           173              (308)          2,381            (1,014)             -
-----------------------------------------------------------------------------------------------------------------------------------
                                                         15,481              (127)         25,895              (194)        23,186
-----------------------------------------------------------------------------------------------------------------------------------
   Income (loss) before income taxes                        187               127            (320)              194          7,123
   Income tax provision (benefit)                            38                88           2,795            (2,839)
-----------------------------------------------------------------------------------------------------------------------------------
   Net income (loss)                                        149                39          (3,115)            3,033          7,123
   Other comprehensive loss:
    Foreign currency translation adjustment
-----------------------------------------------------------------------------------------------------------------------------------
   Comprehensive income (loss)                              149                39          (3,115)            3,033          7,123
-----------------------------------------------------------------------------------------------------------------------------------

   Basic and diluted earnings per share of
    Class A Subordinate Voting and Class B
    Stock and Exchangeable Shares
-----------------------------------------------------------------------------------------------------------------------------------

   Average number of shares of Class A
    Subordinate Voting and Class B Stock
    and Exchangeable Shares outstanding
    during the period [in thousands]:
      Basic and diluted                                                       651                             1,012
-----------------------------------------------------------------------------------------------------------------------------------

                                                                      Bay Meadows (note 2(e)(v))
                                            --------------------------------------------------------------------------

                                                                   Reduction in
                                                                   Depreciation                             Record Tax
                                            Goodwill  Other asset      and                                   Provision    Pro Forma
                                             Amor-        Amor-        Amor-        Reverse    Rent Charge   on BMOC    Consolidated
                                            tization    tization     tization     Rent Charge    to Mec      and BMC        Total
------------------------------------------------------------------------------------------------------------------------------------
Revenue
   Racetrack
    Wagering, net of purses                                                                                                 126,832
    Non-wagering                                                                                                             60,658
   Real estate
    Gain on disposal of real estate property                                                                                    628
    Rental and other                                                                                                         19,370
-----------------------------------------------------------------------------------------------------------------------------------
                                                   -            -             -             -            -            -     207,488
-----------------------------------------------------------------------------------------------------------------------------------

Costs and expenses
   Racetrack costs and expenses                                                        (1,633)       1,000                  151,765
   Real estate costs and expenses                                                                                            19,904
   Predevelopment and other costs                                                                                               454
   Depreciation and amortization                  37          873          (606)                                             18,617
   Interest expense (income), net                                                                                               257
-----------------------------------------------------------------------------------------------------------------------------------
                                                  37          873          (606)       (1,633)       1,000            -     190,997
-----------------------------------------------------------------------------------------------------------------------------------
   Income (loss) before income taxes             (37)        (873)          606         1,633       (1,000)           -      16,491
   Income tax provision (benefit)                                                                                 2,981       8,336
-----------------------------------------------------------------------------------------------------------------------------------
   Net income (loss)                             (37)        (873)          606         1,633       (1,000)      (2,981)      8,155
   Other comprehensive loss:
    Foreign currency translation adjustment                                                                                  (7,493)
-----------------------------------------------------------------------------------------------------------------------------------
   Comprehensive income (loss)                   (37)        (873)          606         1,633       (1,000)      (2,981)        662
-----------------------------------------------------------------------------------------------------------------------------------

   Basic and diluted earnings per share of
    Class A Subordinate Voting and Class B
    Stock and Exchangeable Shares                                                                                       $      0.10
-----------------------------------------------------------------------------------------------------------------------------------

   Average number of shares of Class A
    Subordinate Voting and Class B Stock
    and Exchangeable Shares outstanding
    during the period [in thousands]:
      Basic and diluted                                                                                                      80,349
-----------------------------------------------------------------------------------------------------------------------------------

MAGNA ENTERTAINMENT CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME
(LOSS)
For the Nine Months Ended September 30, 2000
[Unaudited]
[U.S. dollars in thousands, except per share information]

                                                                                          Bay Meadows (Note 2(e)(v))
                                                            BMOC and     -----------------------------------------------------------
                                                              BMC                                      Reduction in
                                              Magna         Companies                                  Depreciation
                                           Entertainment       (Note       Goodwill     Other Asset         and         Rent Charge
                                              Corp.          2(e)(i))    Amortization   Amortization   Amortization        to MEC
------------------------------------------------------------------------------------------------------------------------------------
Revenue
    Racetrack
       Wagering, net of purses                  96,852         13,978
       Non-wagering                             38,424          8,708
    Real estate
       Sale of real estate                      25,035              -
       Rental and other                         13,849              -
------------------------------------------------------------------------------------------------------------------------------------
                                               174,160         22,686              -              -              -              -
------------------------------------------------------------------------------------------------------------------------------------

Costs and expenses
       Operating costs                          97,021         13,742                                                         750
       General and administrative               11,019            638
    Real estate
       Cost of real estate sold                 18,984              -
       Operating costs                          11,650              -
       General and administrative                  721              -
    Predevelopment and other costs               3,262              -
    Depreciation and amortization               14,744            828             28            655           (414)
    Interest expense                             1,950             82
    Interest income                             (2,156)             -
------------------------------------------------------------------------------------------------------------------------------------
                                               157,195         15,290             28            655           (414)           750
------------------------------------------------------------------------------------------------------------------------------------
    Income (loss)before income taxes            16,965          7,396            (28)          (655)           414           (750)
    Income tax provision                         7,343             16
------------------------------------------------------------------------------------------------------------------------------------
    Net income (loss)                            9,622          7,380            (28)          (655)           414           (750)
    Other comprehensive (loss) income:
       Foreign currency translation
       adjustment                              (13,742)             -
------------------------------------------------------------------------------------------------------------------------------------
    Comprehensive (loss) income                 (4,120)         7,380            (28)          (655)           414           (750)
====================================================================================================================================

    Basic and diluted earnings per share of
       Class A Subordinate Voting and Class B
       Stock or Exchangeable Shares:          $   0.12
====================================================================================================================================

    Average number of shares of Class A
       Subordinate Voting and Class B Stock
       and Exchangeable Shares outstanding
       during the period [in thousands]:
         Basic                                  80,407
         Diluted                                80,411
====================================================================================================================================

                                                 ---------------
                                                    Record Tax      Pro forma
                                                   Provision on    Consolidated
                                                   BMOC and BMC       Total
---------------------------------------------------------------------------------
Revenue
    Racetrack
       Wagering, net of purses                                        110,830
       Non-wagering                                                    47,132
    Real estate
       Sale of real estate                                             25,035
       Rental and other                                                13,849
---------------------------------------------------------------------------------
                                                          -           196,846
---------------------------------------------------------------------------------

Costs and expenses
    Racetrack
       Operating costs                                                111,513
       General and administrative                                      11,657
    Real estate
       Cost of real estate sold                                        18,984
       Operating costs                                                 11,650
       General and administrative                                         721
    Predevelopment and other costs                                      3,262
    Depreciation and amortization                                      15,841
    Interest expense                                                    2,032
    Interest income                                                    (2,156)
---------------------------------------------------------------------------------
                                                         -            173,504
---------------------------------------------------------------------------------
    Income (loss)before income taxes                     -             23,342
    Income tax provision                             2,535              9,894
---------------------------------------------------------------------------------
    Net income (loss)                               (2,535)            13,448
    Other comprehensive (loss) income:
       Foreign currency translation
       adjustment                                                     (13,742)
---------------------------------------------------------------------------------
    Comprehensive (loss) income                     (2,535)              (294)
=================================================================================

    Basic and diluted earnings per share of
       Class A Subordinate Voting and Class B
       Stock or Exchangeable Shares:                                 $   0.17
=================================================================================

    Average number of shares of Class A
       Subordinate Voting and Class B Stock
       and Exchangeable Shares outstanding
       during the period [in thousands]:
         Basic                                                         80,407
         Diluted                                                       80,411
=================================================================================

MAGNA ENTERTAINMENT CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
as at September 30, 2000
[Unaudited]
[U.S. dollars in thousands]

                                                              BMOC and
                                               Magna            BMC      Distribution of   Consolidation     Pro Forma
                                           Entertainment     Companies     Fixed Assets      Entries        Consolidated
                                                Corp.          (Note           (Note          (Note           Balance
                                                             2(e)(ii))      2(e)(iii))      2(e)(iv))          Sheet
----------------------------------------------------------------------------------------------------------------------
ASSETS
    Current assets:
       Cash and cash equivalents                  43,590          2,351                        (24,199)        21,742
       Restricted cash                             6,600          1,955                                         8,555
       Accounts receivable                        26,118          2,597                                        28,715
       Prepaid expenses and other                  3,926            707                          2,100          6,733
    ------------------------------------------------------------------------------------------------------------------
                                                  80,234          7,610             -          (22,099)        65,745
    ------------------------------------------------------------------------------------------------------------------
    Real estate properties and fixed
    assets, net                                  538,171          7,439        (5,653)                        539,957
    ------------------------------------------------------------------------------------------------------------------
    Other assets, net                             96,529            109                         17,458        114,096
    ------------------------------------------------------------------------------------------------------------------
    Deferred income taxes                          6,176              -                                         6,176
    ------------------------------------------------------------------------------------------------------------------
    Goodwill                                           -              -                            749            749
    ------------------------------------------------------------------------------------------------------------------
                                                 721,110         15,158        (5,653)          (3,892)       726,723
    ==================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
       Bank indebtedness                              93              -                                            93
       Accounts payable and other
       liabilities                                38,675          5,613                                        44,288
       Income taxes payable                        9,031              -                                         9,031
       Long-term debt due within one year         12,833              -                                        12,833
    ------------------------------------------------------------------------------------------------------------------
                                                  60,632          5,613             -                -         66,245
    ------------------------------------------------------------------------------------------------------------------
    Long-term debt                                23,664              -                                        23,664
    ------------------------------------------------------------------------------------------------------------------
    Other long-term liabilities                      412              -                                           412
    ------------------------------------------------------------------------------------------------------------------
    Deferred income taxes                         90,237              -                                        90,237
    ------------------------------------------------------------------------------------------------------------------
    Shareholders' equity:
       Capital stock issued and outstanding -
         Class A Subordinate Voting Stock        100,299              -                                       100,299
         Exchangeable Shares                      58,408              -                                        58,408
         Class B Stock                           394,094              -                                       394,094
       Contributed surplus                         1,352             25                            (25)         1,352
       Retained earnings (deficit)                 7,191          9,520        (5,653)          (3,867)         7,191
       Accumulated comprehensive loss            (15,179)             -                                       (15,179)
    ------------------------------------------------------------------------------------------------------------------
                                                 546,165          9,545        (5,653)          (3,892)       546,165
    ------------------------------------------------------------------------------------------------------------------
                                                 721,110         15,158        (5,653)          (3,892)       726,723
    ==================================================================================================================

                           MAGNA ENTERTAINMENT CORP.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  [Unaudited]

1. BASIS OF PRESENTATION

[a] Pro Forma Consolidated Balance Sheet

    The pro forma consolidated balance sheet at September 30, 2000 has been prepared from:
    (i) the unaudited consolidated balance sheet of Magna Entertainment Corp. (the "Company") as of September 30, 2000, and
    (ii) the unaudited combined balance sheet of Bay Meadows Operating Company, LLC ("BMOC") and Bay Meadows Catering ("BMC") (collectively "Bay Meadows") as of September 30, 2000.

[b] Pro Forma Consolidated Statement of Income (Loss) and Comprehensive Income
(Loss)

    I. The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the nine months ended September 30, 2000 has been prepared from:
         (i) the unaudited consolidated statement of income (loss) and comprehensive income (loss) of the Company for the nine months ended September 30, 2000; and
         (ii) the unaudited combined statement of income of BMOC and BMC for the nine months ended September 30, 2000.

    II. The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 has been prepared from:
         (i) the audited consolidated statements of income (loss) and comprehensive income (loss) of the Company for the year ended December 31, 1999;
         (ii) the audited combined statement of income of BMOC and BMC for the period from January 1, 1999 through January 31, 1999 and the audited combined statement of income of BMOC and BMC for the period from February 1, 1999 through December 31, 1999;
         (iii) the unaudited consolidated statement of income of Gulfstream Park Racing Association, Inc. ("Gulfstream") for the period from January 1, 1999 through September 1, 1999, the date of acquisition;
         (iv) the unaudited statements of operations and accumulated deficit of Remington Park, Inc. ("Remington") and Thistledown, Inc. ("Thistledown") for the period from January 1, 1999 through November 12, 1999, the date of acquisition; and
         (v) the unaudited combined statement of operations of Golden Gate Fields ("Golden Gate") for the period from January 1, 1999 through December 10, 1999, the date of acquisition.

These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company, BMOC and BMC including the related notes thereto, presented elsewhere herein, as well as the historical financial statements of Gulfstream, Remington, Thistledown and Golden Gate including the related notes thereto, previously filed with the Securities and Exchange Commission.

The pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S.
GAAP") which are also in conformity, in all material respects, with accounting principles generally accepted in Canada ("Canadian GAAP") except as described in note 3 to these pro forma consolidated financial statements.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have resulted had the relevant transactions taken place at the respective dates referred to below.

                           MAGNA ENTERTAINMENT CORP.
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                                  [Unaudited]


2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma consolidated financial statements have been presented assuming that the Acquisition described below had been completed as of January 1, 1999 for the pro forma consolidated statements of income (loss) and comprehensive income (loss), and as of September 30, 2000 for the pro forma consolidated balance sheet. The pro forma consolidated financial statements give effect to the following items:

[a]  Gulfstream

     On September 1, 1999, the Company acquired all the outstanding capital stock of Gulfstream for a purchase price, including estimated transaction costs, of $89,200,000 paid in cash.
     (i) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 includes the results of operations of Gulfstream for the period from January 1, 1999 through September 1, 1999, the date of acquisition.
     (ii) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 includes adjustments that arise as a result of the acquisition of Gulfstream on September 1, 1999 and the application of purchase accounting. The adjustments to the results of operations of Gulfstream included in the pro forma consolidated statement of income
           (loss) and comprehensive income (loss) for the year ended December 31, 1999 are:

           -- additional depreciation and amortization expense of $2,400,000 as a result of the increase in the book value of the buildings by $19,355,000 and racing licence by $62,527,000, based on the purchase price allocation, and accounting policies to depreciate buildings over 40 years and amortize the racing licence over 20 years;
           -- reversal of interest expense of $1,933,000 as a result of the repayment of $48,000,000 of long-term debt;
           -- reversal of long-term debt related fees (reflected in interest expense (income), net) of $47,000 paid to the former owner of Gulfstream; and
           -- reduction of the tax expense by $167,000 as a result of the above noted adjustments effected at a combined federal and state tax rate of 40%.

[b]  Remington

     On November 12, 1999, the Company acquired all the outstanding capital stock of Remington for a purchase price, including estimated transaction costs, of $10,250,000 paid in cash.
     (i) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 includes the results of operations of Remington for the period from January 1, 1999 through November 12, 1999, the acquisition date.
     (ii) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 includes adjustments that arise as a result of the acquisition of Remington and the application of purchase accounting. The adjustments to the results of operations of Remington included in the pro forma consolidated statement of income (loss) and comprehensive income
           (loss) for the year ended December 31, 1999 are:

           -- additional depreciation and amortization expense of $79,000 as a result of the increase in the book value of the racing licence by $1,805,600, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;
           -- additional tax recovery of $205,000 as a result of the above noted adjustment and the losses of Remington being available to be applied against the earnings of the Company for federal income tax filing purposes, effected at the federal tax rate of 35%.

                           MAGNA ENTERTAINMENT CORP.
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                                  [Unaudited]


[c]  Thistledown

     On November 12, 1999, the Company acquired all the outstanding capital stock of Thistledown for a purchase price, including estimated transaction costs, of $14,250,000 of which $9,750,000 was paid in cash and $4,500,000 was paid through the issuance of shares of the Company.
     (i) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 includes the results of operations of Thistledown for the period from January 1, 1999 through November 12, 1999, the date of acquisition.
     (ii) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 includes adjustments that arise as a result of the acquisition of Thistledown and the application of purchase accounting. The adjustments to the results of operations of Thistledown included in the pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 are:
           -- additional depreciation and amortization expense of $181,000 as a result of the increase in the book value of the racing licence by $4,130,300, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;
           -- reversal of interest expense of $308,000 as a result of the repayment of long-term debt of $61,629,000;
           -- additional tax expense of $88,000 as a result of the above noted adjustments effected at a combined federal and state tax rate of 40%.

[d]  Golden Gate

     On December 10, 1999, the Company acquired all the outstanding capital stock of Golden Gate for a purchase price, including estimated transaction costs, of $88,000,000 of which $61,000,000 was paid in cash, $7,000,000 was paid through the issuance of shares of the Company and $20,000,000 was paid through the issuance of a non-interest bearing note, $10,000,000 of which matures on the first anniversary of the date of closing and $5,000,000 of which matures on each of the second and third anniversaries.
     (i) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 includes the results of operations of Golden Gate for the period from January 1, 1999 through December 10, 1999, the date of acquisition.
     (ii) The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 include adjustments that arise as a result of the acquisition of Golden Gate and the application of purchase accounting. The adjustments to the results of operations of Golden Gate included in the pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 are:
           -- reversal of racetrack operating costs of $285,000 related to assets not acquired;
           -- additional depreciation and amortization expense of $1,384,000 as a result of the increase in the book value of the racing licence by $29,287,900, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;
           -- reversal of depreciation expense of $279,000 on a prepaid lease with the previous owner of Golden Gate which was cancelled and the value of the lease was added to assets not acquired;
           -- reversal of interest expense of $4,807,000 as a result of the elimination of long-term debt of $59,591,000;
           -- reversal of interest income of $2,353,000 as a result of the removal of cash not acquired of $45,534,000;
           -- additional interest expense accrued of $1,440,000 on the discounted $20,000,000 non-interest bearing note issued; and
           -- additional tax recovery of $503,000 as a result of the above noted adjustments, effected at the federal tax rate of 35%, plus $2,336,000 of tax expense related to operations not acquired.

                           MAGNA ENTERTAINMENT CORP.
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                                  [Unaudited]


[e]  Bay Meadows

     On November 17, 2000, the Company acquired all the membership interests in BMOC and all of the capital stock in BMC for a purchase price, including estimated transaction costs, of $24,199,000 paid in cash.

     (i) The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 and the nine months ended September 30, 2000 include the results of operations of BMOC and BMC for the same periods.
     (ii) The pro forma consolidated balance sheet as at September 30, 2000 includes the financial position of BMOC and BMC as at the same date.
     (iii) The pro forma consolidated balance sheet as at September 30, 2000 includes an adjustment to record the distribution of $5,653,000 of racetrack property improvements and equipment to the parent company of Bay Meadows prior to the Company's acquisition.
     (iv) The pro forma consolidated balance sheet as at September 30, 2000 includes an adjustment to record the application of purchase accounting to the September 30, 2000 balance sheet. Other assets (comprising the racing licence) and goodwill are increased by $17,458,000 and $749,000, respectively, cash and cash equivalents are reduced by the Company's purchase price paid of $24,199,000, prepaid expenses and other are increased by $2,100,000 for prepaid rent of the Bay Meadows premises, and the contributed surplus and retained earnings of Bay Meadows of $25,000 and $3,867,000, respectively, are eliminated.
     (v) The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 and the nine months ended September 30, 2000 include adjustments that arise as a result of the acquisition of Bay Meadows and the application of purchase accounting. The adjustments to the results of operations of BMOC and BMC included in the pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1999 and the nine months ended September 30, 2000 are:
           -- additional depreciation and amortization expense of $910,000 and $683,000, respectively, as a result of the increase in the book value of the racing licence by $17,458,000 and goodwill by $749,000, based on the purchase price allocation, and accounting policies to amortize the racing licence and goodwill, each over 20 years;
           -- decrease in depreciation and amortization expense of $606,000 and $414,000, respectively, as a result of racetrack property improvements and equipment not acquired;
           -- reversal of rent expense of $1,633,000 and nil, respectively. For the period from January 1, 1999 through July 7, 1999, BMOC leased the racetrack land and facilities from its parent company. This lease was terminated prior to acquisition and has been replace with a new rental agreement;
           -- increase in rent expense of $1,000,000 and $750,000, respectively, as a result of the prepaid lease agreement entered into between the Company and the owner of the racetrack land and facilities; and
           -- additional tax expense of $2,981,000 and $2,535,000, respectively, as a result of the above noted adjustments and the taxation of the BMOC results in the Company, effected at a combined federal and state tax rate of 40%.

3. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA

   The Company's accounting policies as reflected in these pro forma consolidated financial statements do not materially differ from Canadian GAAP except for:

   [a] For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of The Canadian Institute of Chartered Accountants Handbook Section 3461 "Employee Future Benefits" on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.
   [b] Under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MAGNA ENTERTAINMENT CORP.
                                         (Registrant)



Date: March 27, 2001                by:    /s/ Gary M. Cohn
                                       --------------------------------
                                           Gary M. Cohn, Secretary

(c)    Exhibits.                                                   Page
                                                                   ----


Exhibit 2     Purchase Agreement dated as of August 25,      Previously filed
              2000 between Magna Entertainment Corp.,
              BMOC Acquisitions XIV, LLC and Paine Webber
              Real Estate Securities, Inc. (The Exhibits to this Agreement, which are identified in the list appearing at the end of the Table of Contents, have been omitted but will be furnished supplementally to the Commission upon request.)

Exhibit 23    Consent of Ernst & Young LLP


Exhibit 99.1  Copy of the Company's press release dated      Previously filed
              November 17, 2000